PRESS RELEASE FOR IMMEDIATE RELEASE	Exhibit 99.1 April 26, 2017

BUTLER NATIONAL RECEIVES FAA APPROVAL OF LEARJET ACCELEROMETER

OLATHE, KANSAS, April 26, 2017, - Butler National Corporation (OTCQB: BUKS), a leading components manufacturer and service provider for commercial and military aircraft and a recognized provider of management services in the gaming industry, announces Federal Aviation Administration Supplemental Type Certificate issuance and Parts Manufacturing Approval of a new vertical accelerometer for Learjet airplanes.

Incorporating new technologies, Butler National designed, manufactured and obtained Federal Aviation Administration Supplemental Type Certificate (STC) approval of a replacement vertical accelerometer for use by the autopilot on the applicable Learjet Model 31/35/35A/36/36A/C-21A and 55 Series airplanes. The replacement accelerometer is approved for installation under STC number ST02515SE.

Parts obsolescence is a never ending challenge in the airplane business. Many aircraft, like Learjet 20, 30 and 55 series airplanes are flying beyond their 40th year of operation. This makes replacement part acquisition a significant challenge. One Butler National research and development focus is providing new part alternatives to obsolescence issues with cost-effective new replacement parts for legacy airplanes such as Learjets. We manufacture and sell these parts through our subsidiary Butler Avionics, Inc.

Management Comments

“We are pleased to continue offering new components and system upgrades for sale to operators of legacy Learjets. We believe the new replacement vertical accelerometer, the AV-500B Mod A, will offer enhanced reliability and improved performance for the applicable Learjets”, commented Clark D. Stewart, President and CEO.

“We also have an FAA approved STC solution for new replacement rate gyros (RG-227) that have received positive acceptance from legacy Learjet operators.” Commented Mr. Stewart. He added: “We have had numerous requests to assist with technical obsolescence solutions in Learjets, and the replacement vertical accelerometer is another prime example of combining our aviation experience with our technical expertise. These Butler National replacement parts enhance the upgrade experience that we offer operators with our ADS-B(Out) solutions. We are working to provide Learjet customers new parts with new technology. ”

“We stepped up to provide reasonable solutions to keep these aviation ‘workhorses’ operational. We offer noise solutions, avionics solutions (ADS-B(Out) and Garmin GTN navigation upgrades), and parts obsolescence solutions. We believe in these aircraft, and we will continue to support these Learjets in the future.” Commented Mr. Stewart.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. The forward looking statements in this report are only predictions and actual events or results may differ materially. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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